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                                        Securities Act of 1993 File No: 33-54299

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       __________________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an application to determine eligibility of a Trustee pursuant to
   Section 305(b)(2)_____

                       __________________________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                                13-5266470
                                                            (I.R.S. employer
                                                            identification no.)

399 Park Avenue, New York, New York                                10043
(Address of principal executive office)                          (Zip Code)

                      ____________________________________

                              BANPONCE CORPORATION
              (Exact name of obligor as specified in its charter)

        Puerto Rico                                             66-0416582
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

209 Munoz Rivera Avenue
Hato Rey, Puerto Rico                                              00918
(Address of Principal Executive Offices)                         (Zip Code)

                            BANPONCE FINANCIAL CORP.
           (Exact name of obligor as specified in its charter)

          Delaware                                              66-0476353
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization                               identification no.)



          c/o CT Corporation                                       19801
          1209 Orange Street                                     (Zip Code)
         Wilmington, Delaware
(Address of principal executive office)

                       __________________________________

                            Guaranteed Securities
                      (Title of the indenture securities)
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Item 1.          General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Name                                                                  Address
                 -----                                                                 -------
                 Comptroller of the Currency                                         Washington, D.C.
                 Federal Reserve Bank of New York                                    New York, NY
                 Federal Deposit Insurance Corporation                               Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes.

Item 2.          Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None.

Item 16.         List of Exhibits.

                 Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                 Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                 Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                 Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                 Exhibit 5 - Not applicable.

                 Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                 Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1994 - attached)

                 Exhibit 8 - Not applicable.

                 Exhibit 9 - Not applicable.


                          __________________________


                                  SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 13th day of July, 1994.

                                CITIBANK, N.A.

                                By  /s/ JOHN J. BYRNES
                                    ------------------
                                    John J. Byrnes
                                    Vice President
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                                                                   EXHIBIT 7

                               Charter No. 1461
                         Comptroller of the Currency
                            Northeastern District
                             REPORT OF CONDITION
                                CONSOLIDATING
                             DOMESTIC AND FOREIGN
                               SUBSIDIARIES OF
                                CITIBANK, N.A.

of New York in the State of New York, at the close of business on March
31, 1994, published in response to call made by Comptroller of the Currency, under Title 12. United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                                    ASSETS
                                                                 Thousands
                                                                 of Dollars

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin            $  6,452,000
  Interest-bearing balances                                        7,339,000
Securities:
  Held-to-maturity securities                                      3,923,000
  Available-for-sale securities                                    9,604,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
  and Agreement subsidiaries, and in IBFs:
  Federal funds sold                                               1,416,000
  Securities purchased under agreements to resell                  3,128,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income-     $116,456,000
  LESS: Allowance for loan and lease losses-       3,578,000
                                                ------------
  Loans and leases, net of unearned income and allowance         112,878,000
Assets held in trading accounts                                   38,412,000
Premises and fixed assets (including capitalized leases)           3,107,000
Other real estate owned                                            3,170,000
Investments in unconsolidated subsidiaries and associated
  companies                                                        1,008,000
Customers' liability to this bank on acceptances outstanding       1,368,000
Intangible assets                                                     15,000
Other assets                                                       7,397,000
                                                                ------------
TOTAL ASSETS                                                    $199,217,000
                                                                ============


                                 LIABILITIES
Deposits:
  In domestic offices                                           $ 34,936,000
    Noninterest-bearing                         $12,668,000
    Interest-bearing                             22,268,000
                                                -----------
  In foreign offices, Edge and Agreement subsidiaries and IBFs   100,380,000
    Noninterest-bearing                           6,932,000
    Interest-bearing                             93,448,000
                                                -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased                                          2,556,000
  Securities sold under agreements to repurchase                   1,568,000
Trading liabilities                                               21,074,000
Other borrowed money:
  With original maturity of one year or less                       7,837,000
  With original maturity of more than one year                     3,844,000
Mortgage indebtedness and obligations under capitalized leases       220,000
Bank's liability on acceptances executed and outstanding           1,386,000
Notes and debentures subordinated to deposits                      4,700,000
Other liabilities                                                  9,121,000
                                                                ------------
TOTAL LIALIBITIES                                               $187,622,000
                                                                ------------
                                EQUITY CAPITAL
Common stock                                                    $    751,000
Surplus                                                            5,928,000
Undivided profits and capital reserves                             5,373,000
Net unrealized holding gains (losses) on available-for-sale
  securities                                                         191,000
Cumulative foreign currency translation adjustments                 (648,000)
                                                                ------------
TOTAL EQUITY CAPITAL                                            $ 11,595,000
                                                                ------------
TOTAL LIABILITIES AND EQUITY CAPITAL                            $199,217,000
                                                                ============

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        I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                           ROGER W. TRUPIN

        We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS          )
PEI-YUAN CHIA            )    Directors
CHRISTOPHER J. STEFFEN   )